UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2019

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (786) 459-1831

(Former name or former address, if changed since last report.): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On April 12, 2019, the Audit Committee (the “Audit Committee”) of the Board of Directors of Cocrystal Pharma, Inc. (the “Company”) decided not to renew the engagement of BDO USA, LLP (“BDO”), which was then serving as the independent registered public accounting firm of the Company, and on April 17, 2019 the Company notified BDO that it would be dismissed as the independent registered public accounting firm of the Company, effective immediately.

The reports of BDO on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that each report on the Company’s consolidated financial statements contained an explanatory paragraph regarding the Company’s ability to continue as a going concern and except that each report on the effectiveness of internal control over financial reporting expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018 and as of December 31, 2017. During the fiscal years ended December 31, 2018 and December 31, 2017 and the subsequent interim period through April 12, 2019, the effective date of BDO’s dismissal, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its reports on the consolidated financial statements of the Company for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for two material weaknesses in internal control over financial reporting related to (i) management’s failure to maintain an effective financial reporting process to ensure there were timely and documented reviews over completeness and accuracy of information included in the financial statements, and (ii) management’s failure to design and maintain controls over management’s review of technical accounting matters and account reconciliations, which were identified and disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the Annual Report on Form 10-K filed by the Company on April 1, 2019, and two material weaknesses in internal control over financial reporting related to (i) management’s failure to design and maintain controls over preparation and review of account reconciliations, including manual calculations of stock-based compensation and warrant liabilities, and (ii) preparation and review of a comprehensive financial statement disclosure checklist to ensure completeness and accuracy of all financial statement disclosures, which were identified and disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the Annual Report on Form 10-K filed by the Company on March 21, 2018.

The Company provided BDO with a copy of this Form 8-K and requested that BDO furnish a letter addressed to the Securities and Exchange Commission stating whether or not BDO agrees with the above disclosures. A copy of BDO’s letter, dated April 18, 2019, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm

On April 12, 2019, the Audit Committee approved the appointment of Weinberg & Company, P.A. (“Weinberg”) as the new independent registered public accounting firm.

During the fiscal years ended December 31, 2018 and December 31, 2017 and the subsequent interim period through April 12, 2019, neither the Company, nor any party on behalf of the Company, consulted with Weinberg with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Weinberg that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from BDO USA, LLP, dated April 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: April 18, 2019	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer